Exhibit 3.5.36

    Delaware               PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “METALDYNE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2009, AT 1:31 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “METALDYNE, LLC”.

	[SEAL]	/s/ Jeffrey W. Bullock
4731825 8100H		Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 1768479
141277460		DATE: 10-09-14
You may verify this certificate online at corp. delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:31 PM 09/17/2009

FILED 01:31 PM 09/17/2009

SRV 090862996 - 4731825 FILE

CERTIFICATE OF FORMATION

OF

METALDYNE, LLC

This Certificate of Formation is being executed as of September 17, 2009, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-201, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Metaldyne, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Cindy Oberdorff
Cindy Oberdorff, an Authorized Person

METALDYNE CORPORATION

47603 Halyard Drive

Plymouth, Ml 48170

CONSENT

Metaldyne Corporation hereby gives consent to Metaldyne, LLC to use the “Metaldyne” name in the formation of a limited liability company and to file a Certificate of Formation with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has duly executed this Consent as of September 16, 2009.

METALDYNE CORPORATION

By:	/s/ David L. McKee
Name: David L. McKee
Title: General Counsel and Secretary